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                                                                    EXHIBIT 10.2

                            PRINCIPAL FINANCIAL GROUP
                           LONG-TERM PERFORMANCE PLAN

                 (As Amended and Restated as of January 1, 2001)

                                    ARTICLE I

                                PURPOSE; HISTORY

1.1 Purpose. The purpose of the Plan is to provide incentives to key employees of the Principal Financial Group(R) that would reward them for increasing the success of the business over the long-term.

1.2 History. The Plan was originally adopted by Principal Life Insurance Company of Des Moines, Iowa in November 1986, and has since been amended from time to time. Prior to the date of this amendment and restatement, the Plan was amended and restated in November, 1999 ("Prior Plan"). This amended and restated version of the Plan is essentially the same as the Prior Plan, as in effect on December 1, 1999, but has been adopted and assumed by the Company with respect to Performance Periods commencing on or after January 1, 2001, and revised in terms of its administration and presentation in light of the anticipated public market for the Common Stock as a result of the proposed demutualization of the Company. Awards made in respect of Performance Periods commencing prior to January 1, 2001 shall be governed under the terms of the Prior Plan, unless specifically provided otherwise in the Plan.

                                   ARTICLE II

                                   DEFINITIONS

       For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

       "Account" means the records that will be established to record amounts deferred by a Participant under the Plan.

       "Adjusted Consolidated GAAP Equity" for any period means the equity of the Company and its consolidated subsidiaries, taken as a whole, as determined in accordance with GAAP, adjusted for accumulated other comprehensive income or loss, as defined by GAAP, unless otherwise determined by the Committee.

       "Agents Savings Plan" means The Principal Select Savings Plan for Individual Field.


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       "Three-Year Average ROE" means, with respect to any three-year period, the sum of the ROE identified separately for each of the three years in the period, divided by three.

       "Beneficiary" or "Beneficiaries" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

       "Board" means the Board of Directors of the Company, or the successor thereto.

         "Cause" means any one or more of the following:

               (i) a Participant's commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

               (ii) a Participant's willful or reckless material misconduct in the performance of the Participant's duties;

               (iii)  a Participant's habitual neglect of duties; or

               (iv) a Participant's willful or intentional breach of obligations to an Employer, provided that, if such breach involved an act, or a failure to act, which was done, or omitted to be done, by a Participant in good faith and with a reasonable belief that a Participant's act, or failure to act, was in the best interests of the Company or was required by applicable law or administrative regulation, such breach shall not constitute Cause, if, within 30 days after a Participant is given written notice of such breach that specifically refers to this definition, a Participant cures such breach to the fullest extent that it is curable;

       provided, however, that Cause shall not include any one or more of the following:

               (1) a Participant's negligence, other than a Participant's habitual neglect of duties or gross negligence; or

               (2) any act of omission believed by a Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled).

       "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall be composed of two or more outside directors.


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       "Common Stock" means the common stock, par value $0.01 per share. of
Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

       "Company" means Principal Mutual Holding Company and its successors and assigns and any company which shall acquire substantially all of its assets.

       "Company Stock Plan" means any stock option plan, stock incentive plan, stock purchase plan and share ownership plans related to the Common Stock that are customary for publicly traded companies, and shall include the Directors Stock Plan, the Plan, the Savings Plans, the Stock Incentive Plan and the Stock Purchase Plan.

       "Directors Stock Plan" means the Principal Financial Group, Inc. Directors Stock Plan.

       "Disability" or "Disabled" means becoming eligible to receive long-term disability benefits under a plan, policy or program sponsored or maintained by the Company or a Subsidiary.

       "Employees Savings Plan" means the Principal Select Savings Plan for Employees.

       "Employer" means the Company and any Subsidiary whose employees are designated as Participants under the Plan.

       "End Imputed Value" will be determined by the average closing stock price of the Common Stock for the last 20 trading days of a Performance Period, after any Initial Public Offering. Prior to any Initial Public Offering, End Imputed Value will be based on the following quotient:

         (i)    the product of

               (A)    10 times

               (B) the Three-Year Average ROE for the three year period ended on the last day of the calendar year ended coincident with the end of the Performance Period times

               (C) the Adjusted Consolidated GAAP Equity as of the last day of the calendar year ended coincident with the end of the Performance Period, divided by

         (ii) the total number of Initial Performance Units established for the Performance Period (regardless of whether awarded to Participants).


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Notwithstanding the foregoing, if an Initial Public Offering occurs during a
Performance Period under the Plan or a performance period under the Prior Plan, the Committee may determine End Imputed Value based on the above quotient or the stock price, as it deems advisable. Further, pursuant to Section 3.2(d), in determining the number and value of Final Performance Units to be awarded with respect to a Transition Period as defined therein, the Committee may make any adjustment, change or conversion as it deems necessary or advisable to achieve an appropriate assessment of, and compensation for, performance during such Transition Period.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Excess Plan" means the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants.

       "Final Performance Units" with respect to a Performance Period means the number of Performance Units resulting following the adjustment to the number of Initial Performance Units awarded for such Performance Period pursuant to
Section 3.2(b).

       "GAAP" means generally accepted accounting principles, consistently applied.

       "Initial Performance Units" means the Performance Units initially established by the Committee with respect to any given Performance Period.

       "Initial Public Offering" means the first underwritten offering of Common Stock to the public.

       "Operating Earnings" means operating earnings of the Company and its consolidated subsidiaries, consistent with GAAP principles, unless otherwise determined by the Committee.

       "Participant" with respect to a Performance Period means an employee who has been granted an award of Initial Performance Units for such Performance Period. For the purposes of Article V, "Participant" shall include only an employee who was employed by an Employer on or before the date of the applicable Change of Control.

       "Performance Factor" means a multiplier, stated as a percentage, determined based on the Performance Matrix established for the Performance Period, that shall serve to increase or decrease the number of Initial Performance Units based on the performance of the Company and its consolidated subsidiaries during the Performance Period.

       "Performance Matrix" means a matrix established by the Committee not later than March 15 of the relevant Performance Period that will establish the multiplier which will apply to each Participant's Initial Performance Units based on the actual performance of


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the Company and its consolidated subsidiaries against the Performance Objectives for the relevant Performance Period, subject to any actions by the Committee pursuant to Section 3.2(c).

       "Performance Objectives" means one or more pre-established performance measures established by the Committee with respect to a Performance Period. The Committee may establish several levels of achievement for each Performance Objective established, to reflect the level of recognition to be afforded to partial achievement of, or to surpassing, the level of achievement targeted for such objective for such Performance Period. The measures of performance shall be selected by the Committee from such measures as the Committee shall deem appropriate, including, without limitation, ROE, Operating Earnings, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and total shareholder return.

       "Performance Period" means each three calendar year period beginning during the term of the Plan.

       "Performance Units" means Initial Performance Units and Final Performance Units.

       "Plan" means the Principal Financial Group Long-Term Performance Plan, as currently in effect and as the same may be amended from time to time.

       "Plan of Conversion" means the Plan of Conversion of Principal Mutual Holding Company.

       "Plan Administrator" means the Corporate Management Committee of the Company, as provided in Section 7.1, or such other committee or persons approved by the Board.

       "Retirement" means a termination of a Participant's employment for any reason other than death, Disability or Cause and qualifying to retire under the terms of any pension plan maintained by the Company or a Subsidiary.

       "ROE" means, with respect to any calendar year, Operating Earnings divided by the average Adjusted Consolidated GAAP Equity for the year (prior 12-month period ending Adjusted Consolidated GAAP Equity plus end of 12-month period Adjusted Consolidated GAAP Equity, divided by two) unless otherwise determined by the Committee.

       "Savings Plans" means the Employees Savings Plan, the Agents Savings Plan and the Excess Plan.


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       "Start Imputed Value" will be determined by the average closing stock price of the Common Stock for the last 20 trading days of the prior Performance Period, after any Initial Public Offering. Prior to an Initial Public offering, Start Imputed Value will be based on the following quotient:

         (i)    the product of

               (A)    10 times

               (B) the Three-Year Average ROE for the three year period ended on the last day of the last calendar year ended prior to the commencement of the Performance Period times

               (C) the Adjusted Consolidated GAAP Equity as of the last day of the last calendar year ended prior to the commencement of the Performance Period, divided by

         (ii) the total number of Initial Performance Units established for the Performance Period (regardless of whether awarded to Participants).

       "Stock Incentive Plan" means the Principal Financial Group, Inc Stock Incentive Plan.

       "Subsidiary" means (1) any entity in which the Company, directly or indirectly, owns at least 50% of the outstanding equity interests and over which the Company has effective control, or (2) any other entity or joint venture, domestic or non-domestic, in which the Company, directly or indirectly, owns an interest and that is designated a "Subsidiary" by the Plan Administrator for purposes of this Plan.

       "Threshold Objectives" means one or more minimal performance objectives established hereunder and communicated to Participants at the time an Initial Performance Unit award is communicated that must be achieved in order for any payment to be made in respect of Performance Units awarded for such Performance Period. Such Threshold Objectives may be any measure of performance that the Committee shall deem appropriate, provided that, for the Performance Period commencing in 2001 and, unless otherwise specified by the Committee by March 15 of the relevant Performance Period, the Threshold Objectives shall be:

         (1) Adjusted Consolidated GAAP Equity for the year ending simultaneously with the end of the Performance Period, stated as a percentage of the general account assets of Principal Life Insurance Company, must be at least 6%; and


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         (2)   Principal Life Insurance Company must have a Risk Based Capital ratio (as defined by the National Association of Insurance Commissioners) of at least 150%; and

         (3) ROE for the last calendar year in the Performance Period must exceed a minimum level established for such Performance Period in the Performance Matrix; and

         (4) Operating Earnings for the Performance Period must exceed a minimum level established for such Performance Period in the Performance Matrix.

                                   ARTICLE III

       ELIGIBILITY, PARTICIPATION AND VESTING UNDER THE PLAN

3.1 Eligibility. Eligibility to participate in the Plan shall be limited to a select group of management who are key contributors to the success of the Company and the Subsidiaries and designated by the Committee or Chief Executive Officer as Participants in the Plan.

3.2    Awards of Performance Units.

       (i) Grants. The Committee shall establish the number of Initial Performance Units that shall be deemed outstanding with respect to any Performance Period. Each Participant in a Performance Period shall be awarded the number of Initial Performance Units as the Committee shall determine; provided that, the Committee may delegate to the Chief Executive Officer the authority to award Initial Performance Units to officers holding titles below Senior Vice President who are not reporting officers under
               Section 16(a) of the Securities Exchange Act of 1934. The Committee and the Chief Executive Officer shall not be required to award all of the Initial Performance Units to Participants in respect of any Performance Period. Each Initial Performance Unit shall have a Start Imputed Value. The Company shall communicate to each Participant the number of Initial Performance Units awarded, and the Start Imputed Value thereof, not later than March 31 in the relevant Performance Period unless the Participant first receives Initial Performance Units for such Performance Period at a later time.

       (ii) Adjustment to Number of Initial Performance Units. The number of Performance Units allocated to each Participant for a Performance Period shall be adjusted at the end of such Performance Period by multiplying that number by the Performance Factor. The resulting number of Performance Units shall be referred to as the Final Performance Units.


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       (iii)   Impact of Extraordinary Items. In comparing actual performance against the Performance Objectives, the Committee may exclude from such comparisons any extraordinary gains, losses, charges, or credits which appear on the Company's books and records as it deems appropriate. An extraordinary item may include, without limiting the generality of the foregoing, an item in the Company's financial statements reflecting an accounting rule, tax law, or major legislative change not taken into consideration in the establishment of the Performance Objectives. In addition, the impact of a material disruption in the U. S. economy or a substantive change in the Principal Financial Group's business plans also may be deemed to be such an extraordinary item.

       (d) Transition Period. In order to assure that the objectives of the Plan are met for any Performance Period under the Plan or performance period under the Prior Plan in which an Initial Public Offering occurs (a "Transition Period"), the Committee may establish a formula for conversion of existing Performance Units into Performance Units based on the value of the publicly issued and outstanding Common Stock, including with respect to Final Performance Units that have been deferred pursuant to Section 4.9 and under the Prior Plan, and the Committee may make such other changes, adjustments and determinations with respect to the Performance Factor, Performance Matrix and Performance Objectives for such Transition Period as it shall deem necessary or advisable to achieve an appropriate assessment of, and compensation for, performance during such Transition Period.

3.3 Vesting. Except as otherwise provided in Article IV and Article V, a Participant's right to receive a payment in respect of an award of any Performance Units shall only become vested and shall cease to be subject to forfeiture if the Participant has been continuously employed by the Company or a Subsidiary throughout the entire Performance Period.

                                   ARTICLE IV

                                  DISTRIBUTIONS

4.1 Distributions in Respect of Performance Units. Except as otherwise provided in this Article IV or Article V, payment shall be made as soon as practical after the end of a Performance Period to each Participant who has been continuously employed by the Company or a Subsidiary for the entire Performance Period. The amount payable to each Participant shall be equal to the product of the number of Final Performance Units held by the Participant and the End Imputed Value. Unless the Committee shall otherwise determine, payment of such amount may be made in (i) cash, if at the time of payment an Initial Public Offering has not occurred or (ii) cash, shares of Common Stock, or any combination of cash and shares of Common Stock, if at the time of payment an Initial


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Public Offering has occurred. Payment in Common Stock shall be based on the average closing stock price of the Common Stock for the last 20 days of the prior Performance Period.

4.2 Threshold Performance. Notwithstanding anything else contained in this Plan to the contrary, no payment shall be made to any Participant in respect of any Performance Period if the Threshold Objectives with respect to such Performance Period are not satisfied. Moreover, in no event shall the sum of all awards for a three-year award cycle, whether paid or deferred, under the Plan for all of the Principal Financial Group exceed 5% of pre-tax GAAP operating earnings for the third year of a performance cycle (disregarding awards deferred from any prior three-year award cycle for payout in the year in question). If the awards calculated for this year (disregarding awards deferred from prior award cycles) would exceed such 5% pre-tax GAAP operating earnings, all calculated awards, whether paid or deferred, under the plan shall be proportionately reduced so that the awards in the aggregate equal 5% of pre-tax GAAP operating earnings.

4.3 Distributions on the Participant's Death. If a Participant dies prior to the end of any Performance Period that commenced at least one year prior to the Participant's death, the Participant's Beneficiary (or, if none is named, the Participant's estate) shall receive a distribution at the same time and in the same amount as though the Participant remained employed through the end of the Performance Period, unless payment at an earlier date is otherwise authorized by the Plan Administrator. If a Participant dies prior to the end of a Performance Period that commenced less than one year prior to the Participant's death, the Participant's Beneficiary (or, if none is named, the Participant's estate) shall receive a distribution at the same time as other Participants receive their distributions under the Plan, unless payment at an earlier date is otherwise authorized by the Plan Administrator, but the amount payable shall be equal to the amount that would have been payable had the Participant been employed for the entire Performance Period, multiplied by a fraction, the numerator of which is the number of days in the Performance Period elapsed prior to the Participant's death and the denominator of which is 365.

4.4 Distributions on the Participant's Disability. If a Participant becomes Disabled, prior to the end of any Performance Period that commenced at least one year prior to the Participant's date of Disability, the Participant shall receive a distribution at the same time and in the same amount as though the Participant remained actively employed through the end of the Performance Period. If a Participant becomes Disabled prior to the end of a Performance Period that commenced less than one year prior to the Participant's date of Disability, the Participant shall receive a distribution at the same time as other Participants receive their distributions under the Plan, but the amount payable shall be equal to the amount that would have been payable had the Participant been actively employed for the entire Performance Period, multiplied by a fraction, the numerator of which is the number of days in the Performance Period elapsed prior to the Participant's


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Disability and the denominator of which is 365. Notwithstanding the foregoing, if prior to the first anniversary of the date of the Participant's date of Disability, the Participant accepts employment with any entity that is in the financial services industry and is unrelated to the Company or a Subsidiary, the Participant shall cease to be eligible to receive any further payments under the Plan in respect of Performance Periods that had not ended prior to the date of the Participant's Disability.

4.5 Distribution on the Participant's Retirement. If a Participant's employment is terminated by reason of Retirement prior to the end of any Performance Period that commenced at least one year prior to the Participant's Retirement, the Participant shall receive a distribution at the same time and in the same amount as though the Participant remained employed through the end of the Performance Period. If a Participant's employment is terminated by reason of Retirement prior to the end of a Performance Period that commenced less than one year prior to the Participant's Retirement, the Participant shall receive a distribution at the same time as other Participants receive their distributions under the Plan, but the amount payable shall be equal to the amount that would have been payable had the Participant been employed for the entire Performance Period, multiplied by a fraction, the numerator of which is the number of days in the Performance Period elapsed prior to the Participant's Retirement and the denominator of which is 365. Notwithstanding the foregoing, if prior to the first anniversary of the date of the Participant's termination of employment, a Participant accepts employment with any entity that is in the financial services industry and is unrelated to the Company or a Subsidiary, the Participant shall cease to be eligible to receive any further payments under the Plan in respect of any Performance Period that had not ended prior to the date of the Participant's termination of employment.

4.6 Distributions on the Participant's Discharge for Cause. If a Participant's employment is terminated for Cause, as determined by the Company, the Participant shall not be entitled to receive any further payments under the Plan with respect to any Performance Period (including any Performance Period ended prior to such termination, but for which distributions have not yet been made under Section 4.1), except such amounts as were deferred pursuant to
Section 4.9 or pursuant to the Prior Plan.

4.7 Distribution on Other Termination of Employment. If a Participant's employment is terminated for any other reason other than those otherwise outlined above, the Participant shall not be entitled to receive any payment in respect of any Performance Period that had not ended prior to the date of the Participant's termination of employment.

4.8 Distribution on the Participant's Transfer. Unless otherwise determined by the Committee, if a Participant is transferred to a position which is not eligible to participate in the Plan or to employment with a subsidiary which does not participate in the Plan, service in the new position shall count as continued employment for purposes of


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determining the Participant's vested interest in any Performance Units awarded for Performance Periods then in progress. In such circumstances, the Participant will continue to participate in the Plan with respect to such Performance Periods until the earlier of (i) the end of such Performance Period or (ii) the termination of the Participant's employment with the Company and each Subsidiary by which the Participant was employed, in which case, such Participant's rights under the Plan shall be determined under this Article IV, based on the reason for such termination of employment.

4.9    Deferral Election.

       (a) Voluntary Deferral. A Participant may elect to defer payment of all or a portion of the amount otherwise payable to the Participant pursuant to the terms of the Plan in respect of Final Performance Units. Such deferral may permit payment to be delayed until the earlier to occur of (i) the end of any calendar year ending not later than the fifth anniversary of the Performance Period for which such amount is payable and (ii) the termination of the Participant's employment for any reason, unless the Participant's employment terminated due to Retirement or the Participant becomes Disabled. Any such election shall be in writing, on a form prescribed for such purpose by the Plan Administrator, and delivered to the Plan Administrator or its designee prior to the first day of the final year of a Performance Period for which such amount is payable. With respect to any Performance Periods under the Plan or performance periods under the Prior Plan for which the Committee has not determined, prior to the start of the last year of such period, whether the award will be paid in cash, Common Stock, or a combination thereof, a Participant may make a deferral election contingent on the form of payment. In addition, if the Committee so allows, a Participant may specify in such deferral election the form of payment to be deferred whether or not the Committee has determined, prior to the start of the last year of such period, the form of award payment for such period.

       (b) Earnings on Deferrals. Any amount deferred by the Participant pursuant to the preceding paragraph shall be credited to an Account established for the Participant. The amount held in such Account shall be deemed to continue to be invested in the same Final Performance Units that relate to such Performance Period, but the value thereof shall be adjusted as provided in
Section 4.9(c) below.

       (c) Distribution of Deferral Account. Final Performance Units deferred that were payable in Common Stock shall be distributed in Common Stock. The number of shares distributed shall be equal to the number of shares that would have originally been distributed in the absence of deferral, adjusted for stock splits, stock dividends and reinvestment of cash dividends between the end of the Performance Period for which the Final Performance Units were granted and the date the deferred amounts are actually distributed. Final Performance Units deferred that were payable in cash shall be distributed in cash. The amount distributed shall be based on the End Imputed Value for


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the last Performance Period ended prior to the distribution. If the End Imputed
Value is calculated based on the quotient set forth in Article II, then End Imputed Value shall be adjusted, if necessary, to make the denominator equal to the number of Initial Performance Units established for the Performance Period for which the Final Performance Units were granted. If the End Imputed Value is based on the price of Common Stock, adjustments set forth in Section 3.2(d) shall be made, if necessary.

                                    ARTICLE V

                                CHANGE OF CONTROL

       Capitalized words used in this Article V have the meaning ascribed to them under The Principal Severance Pay Plan for Senior Executives as amended from time to time, unless the context clearly indicates otherwise. Notwithstanding the foregoing, the following terms shall have the meanings ascribed to them in Article II hereof: Board, Company, Disability, Employer, Participant, Plan.

5.1 Change of Control Payments. Within ten (10) days following the later of a Change of Control Date or Merger of Equals Cessation Date ("Trigger Date"), the Company shall pay each Participant the sum of (a) the Pro-Rata LTIP Bonus and (b) the amount of all LTIP Bonuses earned but either deferred or not yet paid as of the date of the Trigger Date, in satisfaction of the Company's obligations under the LTIP for periods prior to the Trigger Date.

5.2 Termination during the Post-Change Period. If, during the Post-Change Period (other than during a Post-Merger of Equals Period) a Participant's employment is terminated other than for Cause or Disability, or a Participant terminates employment for Good Reason, the Company shall pay the Participant the Participant's Pro-rata LTIP Bonus reduced (but not below zero) by the amount of any LTIP Bonus previously paid to Participant with respect to any Performance Period that had not ended prior to the date of the Participant's termination of employment.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION

6.1 Beneficiary Designation. A Participant shall have the right, at any time, to designate one (1) or more persons or an entity as the Participant's Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death. Each Beneficiary designation shall be in a written form and shall be filed with the Plan Administrator during the Participant's lifetime. If a Participant fails to designate a Beneficiary or if a Beneficiary does not survive the Participant, payment will be made to the Participant's estate in the event of the Participant's death.


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6.2    Beneficiary. A Participant may change his/her Beneficiary at any time by completing a new beneficiary designation form. The change will take effect only after it is received by the Plan Administrator and determined to be in good order. Any previous Beneficiary's interest under the Plan will end as of the date the request is received (so long as it is thereafter determined to be in good order).

                                   ARTICLE VII

                                 ADMINISTRATION

7.1    Administration of the Plan. The Plan Administrator shall be the
Corporate Management Committee of the Company or such other committee, entity or persons approved by the Board. The Plan Administrator shall maintain such procedures and records as will enable the Plan Administrator to determine the Participants and their Beneficiaries who are entitled to receive benefits under the Plan and the amounts thereof.

7.2 General Powers of Administration. The Committee shall have the exclusive right, power, and authority, in its sole, full and absolute discretion, to interpret any and all of the provisions of the Plan, to supervise the administration and operation of the Plan, and to consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any claim for benefits arising under the Plan. Any decision or action of the Committee or the Plan Administrator shall be conclusive and binding on all parties, including the Participants. The Committee and the Plan Administrator shall also have the discretion and authority to adopt and revise rules and procedures relating to the Plan, to correct any defect or omission or reconcile any inconsistency in this Plan or any payment hereunder, and to make any other determinations that they believe necessary or advisable in the administration of the Plan.

7.3 Limitations in Plan of Conversion. Notwithstanding anything else contained in the Plan to the contrary, no portion of any Participant's Account may be deemed invested in Common Stock until the six month anniversary of the effective date of the Plan of Conversion. No action shall be taken, and no award or distribution shall be made, under the Plan, which contains any term or condition that would violate any provision of the Plan of Conversion. To the extent that shares of Common Stock are made available for distribution hereunder, the number of such shares distributed hereunder shall count against
(i) the limit of 6% of the number of shares of Common Stock outstanding immediately following the effective date of the Plan of Conversion that may be made issuable or distributable under all Company Stock Plans (including, without limitation, the Plan) other than the Employees Savings Plan, the Agents Savings Plan and the Stock Purchase Plan, and (ii) the operational guideline established pursuant to the Stock Incentive Plan limiting the maximum number of shares of Common Stock that may be awarded or issued within 18 months of the effective date of the Plan of Conversion to 40% of the limit set forth in subclause (i).


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                                  ARTICLE VIII

                   AMENDMENT AND TERMINATION OF PLAN

8.1 Amendment of the Plan. The Committee shall have the authority to amend the Plan at any time and from time to time. Any such amendments must be made by written instrument, and notice of such amendment shall be provided to Participants as soon as practicable after adoption.

8.2 Termination of the Plan. The Company reserves the right to terminate the Plan in any respect and at any time and may do so at any time pursuant to a written resolution of the Committee.

8.3 Limitations on Amendment or Termination of the Plan. Notwithstanding anything else to the contrary set forth in the Plan, any amendment or termination of the Plan may not adversely affect the rights of any Participant or Beneficiary in respect of Performance Units previously awarded.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 Unfunded / Participant's Rights Unsecured and Unfunded. This Plan is unfunded and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, no assets of the Company or any Subsidiary shall be segregated or earmarked to represent the liability for accrued benefits under the Plan. The right of a Participant (or any Beneficiary) to receive a payment hereunder shall be an unsecured claim against the general assets of the Company or any Subsidiary. All payments under the Plan shall be made from the general funds of the Company or the applicable Subsidiary. The Company and Subsidiaries are not required to set aside money or any other property to fund obligations under the Plan, and all amounts that may be set aside by the Company or Subsidiary prior to the distribution thereof under the terms of the Plan remain the property of the Company. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or the Committee not expressly set forth in the Plan.

9.2 No Right to Participate. No Participant or other employee shall at any time have a right to be selected for participation in the Plan, despite having previously participated in the Plan or any other incentive or bonus plan of the Company or any affiliate.

9.3 Plan is Not a Contract of Employment. The existence of this Plan, as in effect at any time or from time to time, or participation under the Plan, shall not be deemed to


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

constitute a contract of employment between the Company or any affiliate and any employee or Participant, nor shall it constitute a right to remain in the employ of the Company or a Subsidiary.

9.4 Parachute Cap. Unless the Participant has an agreement with the Company or a Subsidiary specifically providing otherwise:

       (a) If it is reasonably determined by the computation of the independent auditors of the Company or a Subsidiary that any amount payable or deemed payable to such Participant under this Plan or otherwise (collectively, the "Payments") is or will become subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax payable under any United States federal, state, local or other law ("Excise Taxes") or will fail to be deductible by the Company or a Subsidiary by reason of Section 280G of the Internal Revenue Code of 1986, then the amount paid to such Participant under the Plan shall be reduced to the largest amount that may be paid without causing any portion of such payment to be subject to Excise Taxes or to not be deductible by the Company or a Subsidiary.

       (9) If, after the receipt by a Participant of any payment hereunder, such Payment (or any portion thereof) shall become subject to any Excise Taxes or shall become nondeductible by the Company or a Subsidiary, the Participant shall repay to the Company or Subsidiary the amount that exceeds the greatest amount that could be paid to the Participant hereunder without causing the Participant to become liable for any Excise Taxes or without causing any of the Payments to become nondeductible by the Company.

9.5 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered, sent by first class, registered or certified mail, or by such other means as the Committee, in its sole discretion, may deem appropriate. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address, c/o the Corporate Management Committee. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known home address in the Participant's Employer's records.

9.6    No Guarantee of Benefits or Participation. Nothing contained in the
Plan shall constitute a guaranty by any Employer or any other person or entity that the assets of such entity will be sufficient to pay any benefit hereunder.

9.7 Non-Alienation Provision. Subject to the provisions of applicable law, no interest of any person or entity in any Performance Unit (or, if applicable, any Account), or any right to receive any distribution or other benefit under the Plan, shall be subject in any


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

manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest in any Performance Unit (or, if applicable, any Account), or right to receive any distribution or any benefit under the Plan, be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including (but not limited to) claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

9.8 Applicable Law. The Plan shall be construed and administered under the laws of the State of Delaware, except to the extent that such laws are preempted by ERISA.

9.9 Taxes. The Company or a Subsidiary shall have the right to deduct, from amounts payable pursuant to the Plan or from other amounts payable to the Participant (or payable to the Beneficiary of the Participant, if the Participant is deceased), any taxes required by law to be withheld from such awards.

9.10 No Impact on Other Benefits. Amounts accrued and awards paid under the Plan will not be included in the definition of pay for the purposes of calculating benefits under the Company's or any Subsidiary's employee benefit plan nor considered base salary for the purpose of any incentive compensation plan.

9.11 Usage of Headings. Any headings are included for ease of reference only, and are not to be construed to alter the terms of the Plan.

9.12 No Limitation on Corporate Action. Nothing contained in this Plan shall be construed to prevent the Company, or a Subsidiary, from taking any corporate action which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No employee, beneficiary, or other person shall have any claim against the Company, or any Subsidiary, as a result of any such action.

9.13 Parties. Nothing express or implied in this Plan is intended or may be construed to give any person other than Participants and Beneficiaries any rights or remedies under this Plan.

9.14 Missing Participants. A recipient of any payment under this Plan who is not a current employee of the Company or a Subsidiary, shall have the obligation to inform the Company of his or her current address, or other location to which payments are to be sent. Neither the Company nor any Subsidiary shall have any liability to such recipient, or any other person, for any failure of such recipient, or person, to receive any payment if it sends such payment to the address provided by such recipient by first class mail, postage paid, or other comparable delivery method. Notwithstanding anything else in this Plan to the contrary, if a recipient of any payment cannot be located within 120 days following the date on which such payment is due after reasonable efforts by the Company


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

or a Subsidiary, such payments and all future payments owing to such recipient shall be forfeited without notice to such recipient. If, within two years (or such longer period as management, in its sole discretion, may determine), after the date as of which payment was forfeited (or, if later, is first due), the recipient, by written notice to the Company, requests that such payment and all future payments owing to such recipient be reinstated and provides satisfactory proof of their identity, such payments shall be promptly reinstated. To the extent the due date of any reinstated payment occurred prior to such reinstatement, such payment shall be made to the recipient (without any interest from its original due date) within 90 days after such reinstatement.

On behalf of the Human Resources Committee of the Board of Directors of the Company, this Amended and Restated Long-Term Performance Plan has been executed
this      day of June, 2001.
    ------
By:
   -------------------------
C. Daniel Gelatt, Jr., Chair

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